Exhibit 10.13

Stamp 60,000 yen

Money Consumption Loan Contract Certificate

(1) Borrowing amount	\ 100,000,000 yen
(2) Mission	Long-term working capital
(3) Repayment period	November 30, Reiwa 8
Reimbursement Method	Lump sum redemption on November 30, Imawa 8.
Applicable interest rates	1.11% per year
Interest payment method and timing	Reiwa 1 year 1 December 31 as the first installment, after that, the previous month’s amount is deferred at the end of each month.
Interest rate when conditions are violated	1.11% per year
Other Contract Matters

DR.C Medical Medicine Co., Ltd. ̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶̶ (hereinafter referred to as “B”). is a subsidiary of the Japan Finance Corporation (hereinafter referred to as “A”). Handled by the Small and Medium Enterprise Business Division. I borrowed money from the person in accordance with the conditions on the left and the special clause stated on the back by the method of certificate loan, and received it.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – is

After approving the conditions on the left and the special clause on the back, we jointly and severally bear the guarantee obligation or provide collateral with the second party. In order to prove this contract, an original certificate is prepared, and the first party keeps the original and the second party keeps a copy of it.

December 12, Reiwa 1

A. Address: 1-9-4 Otemachi, Chiyoda-ku, Tokyo

Japan Finance Corporation

Tokyo, Shinjuku-ku, Nishi-Shinjuku 1-14-9

Japan Finance Corporation Shinjuku Branch manager

Small and medium-sized enterprise business manager Seiji Ichikawa

B. Address: 6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo 163-1302

Shinjuku Island Tower 2F

DR.C Medical Medicine Co., Ltd.

Representative Director Narumi Okazaki

Public Treasury Processing (Small and Medium Enterprise Business Division)

Terms and Conditions

(Loan Receipts)

Article 1 B deposited the Loan with the Company free of charge, and A received it.

2. A shall pay the loan deposited by B pursuant to the preceding paragraph (hereinafter referred to as “Loan Receipt”). After the completion of the prescribed procedures, such as the registration of mortgage establishment based on this certificate, the payment will be made based on the loan acceptance and withdrawal method proposed by the B in accordance with the List of Funds Used, etc. However, the Company shall not object to the payment amount and timing even if it is changed by the Company.

3. If the Company disburses the loan payment to the User by check, if the Company determines that the stamp stamped on the document prescribed by the Party is consistent with the seal of the notification, the Company shall not be held responsible for any damage caused by the payment.

4. The User shall not transfer or pledge the Loan Receivables to any person.

5. During the period of acceptance of the Loan Receipt, the Company shall not pay interest on the amount of the Loan Receipt in the amount of the Loan Receipt.

6. When an order or notice of provisional seizure, preservation seizure, or seizure is sent to the Loan Receivables, even if there is no notice from A, the User shall naturally lose the benefit of the time limit with respect to the Loan Receivables and the Loan Receivables against B at any time, even if there is no notice from A. I do not object even if it is offset in the equivalent amount.

(Prepayment

Article 1-2 The User shall not repay all or part of the Loan Obligation before the due date without the consent of the Company.

2. In the case that the User makes an early repayment with the consent of the A, the amount calculated by the Company based on the interest rate specified in Paragraph 1 of the “Confirmation Matters for the Use of Public Treasury Funds” based on the interest rate of the Fiscal Loan Fund Loan on the date of conclusion of the Agreement in accordance with the period from the day after the repayment date to the deadline set at the beginning of the Loan shall be If the amount calculated based on the interest rate determined by the Company based on the interest rate of the Fiscal Loan Fund loan on the date of repayment corresponds to the same period, the User shall immediately pay the excess amount to the Company as an early repayment fee.

3. When a person other than the guarantor or B makes an early repayment, the same shall apply to Paragraphs 1 and 2. (Elimination of Anti-Social Forces)

Article 1-3 The User, the guarantor, and the collateral provider are currently members of organized crime groups, organized crime group members, persons who have ceased to be members of organized crime groups for less than 5 years, members of organized crime groups, organized crime group-related companies, general meeting houses, etc., social movements, etc., or special intelligence violent groups, etc., and other persons equivalent to these (hereinafter referred to as “organized crime group members, etc.”). and declares that it will not fall under any of the following items, and affirms that it will not fall under any of the following items.

one    Having a relationship in which it is recognized that gang members are controlling management.

two    Gangsters must have a relationship in which it is recognized that they are substantially involved in controlling management.

three    The applicant must have a relationship that is recognized as unfairly using a member of an organized crime group, etc., such as for the purpose of seeking unfair benefits for oneself, the company, or a third party, or for the purpose of causing damage to a third party.

four    Having a relationship that is recognized as being involved in providing funds or convenience to members of organized crime groups, etc.

five    An officer or a person who is substantially involved in management has a socially reprehensible relationship with a member of an organized crime group, etc.

2. The User, the guarantor, and the security provider undertake not to engage in any of the following acts by themselves or by a third party.

1. Violent demands

(ii) Unreasonable demands beyond legal responsibility

3. Acts of threatening words or actions or the use of violence in relation to transactions;

4. Acts of spreading rumors, using deception or force to damage A’s urine, or interfering with A’s business.

5. Other acts equivalent to the preceding items

3. In the event that damages occur to the User, the guarantor, or the collateral provider due to the application of the provisions of Paragraph 2, Item 5 of the following Article, the Company shall not make any claims. In addition, if damage occurs to the Party, the User, the guarantor, or the collateral provider shall be responsible for the damage.

(Loss of Profit on Time)

Article 2 In the event that any of the following items apply, the User shall naturally lose the benefit of the time limit for the Loan Obligation and immediately repay all of the Loan

Obligation and all debts incidental thereto even if there is no notice from the Company.

(i) When the User suspends payment or when there is a petition for the commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or special liquidation proceedings in relation to the User.

(2)  When B receives a suspension of trading at the clearing house;

(3)  When the location of the person becomes unknown to the person due to reasons attributable to the second party, such as failure to report the change of address.

2. When the User receives a request from the Company in the case where the Company deems that the Company falls under any of the following items, the User shall immediately repay all or part of the Debt and all debts incidental thereto in accordance with the instructions of the Company, regardless of the deadline for repayment of the Loan Fund.

(1) When the User uses the Borrowed Funds in violation of the provisions of Article 3 or does not use them for a long time after the borrowing;

(ii) When the Company fails to repay the Loan Debt and any other debts incidental thereto or any part of the debt to the User by the due date.

(3) When the User or the Collateral Provider fails to comply with the provisions set forth in this Certificate or the instructions of the Company based on such provisions.

3-2 When B falls under the conditions set forth in Paragraph 2, Item 2 of “Matters to be Confirmed in the Use of Public Treasury Funds”.

4. When the User or the Collateral Provider makes a truthfully inconsistent application or report to the Company in connection with the Loan, or until the entire loan obligation is repaid after the loan, or fails to make a statement or report of the necessary facts.

five   strange, When it is found that the guarantor or collateral provider has committed an act that falls under any of the items of paragraph 1 of the preceding Article, or any of the items of paragraph 2 of the same Article, or has made a false declaration regarding representations and promises based on the provisions of paragraph 1 of the same Article.

six   If B is temporarily seized, preservation, or seized for other debts (excluding those pertaining to loan receivables as set forth in Article 1, Paragraph 6). When an order or notice is sent, or an application for auction is received, or when the child dies or is dissolved.

seven   When the collateral provider does not perform any actions necessary for the preservation of the collateral property.

eight    When the guarantor falls under any of the reasons set forth in each item of the preceding paragraph or item 4 or item 6 of this paragraph.

nine   In addition to the preceding items, when a reasonable reason requiring the preservation of receivables arises.

(Obligation to Pay Interest Difference)

Article 2-2 If the applicable interest rate stated on the front side of this Certificate (5) is lower than the interest rate in case of breach of conditions stated in question (7), and if any of the following items fall under any of the following items and are requested by the Party, the interest rate for breach of the conditions shall be applied retroactively from the date of conclusion of this Agreement, and from the date of conclusion of this Agreement to the date instructed by the Company, The difference between the amount equivalent to interest calculated by the interest rate at the time of breach of the conditions and the amount equivalent to the interest paid according to the applicable interest rate shall be paid separately from the late interest in Article 5.

(i)   Items 1 and 3 of paragraph 2 of the preceding Article (except in the case of collateral providers). or when it falls under Item 3-2.

( )    When B meets the conditions set forth in Paragraph 3, Item 2 of “Matters to be Confirmed in the Use of Public Treasury Funds”;

(Use of Funds)

Article 3 Unless the Company has received the approval of the Company, the Company shall use the Borrowed Funds only for the purposes described in the Certificate and the List of Uses of Funds, and shall not divert them for any other purpose.

2. If all or part of the Loan Funds are long-term working capital, the User shall not use the longterm working capital for any of the following purposes:

one Use for anything not directly related to the business, or for use in a business that is not subject to a loan by the Company.

two To use it as a mere substitute for existing borrowings from financial institutions.

three Lending funds to a third party or using them for speculation or other purposes that significantly deviate from the purpose of borrowing.

3. If the User uses the Borrowed Funds, the Company shall clarify the use of the Borrowed Funds for accounting purposes.

(Change of Interest)

Article 4 The Party, the guarantor, and the collateral provider shall pay the interest rate pertaining to the Loan (including both the applicable interest rate and the interest rate in case of breach of conditions). The same applies to this special clause. In the event of a change in financial conditions or other reasonable reasons, we agree to change it to something that is generally performed. (Deferred Interest)

Article 5 Unless approved by the Company, if the User delays the payment of the principal and interest of the Loan Obligation, the User shall pay the Company a compensation for damages at the rate of 8.9% per annum according to the number of days of the extension. (Guarantee)

Article 6 Unless approved by the Company, the Collateral Provider shall provide or promise to provide the assets as collateral for the Loan Obligation.The Company shall not transfer, lease, provide or make reservations for the provision of collateral to a third party, or establish superficial rights on the assets for a third party, or change the status of the assets, or move the assets, or otherwise cause damage to the Company, or change the current status of the assets, or move the assets, or otherwise cause or may damage the Company.

2.    The Collateral Provider shall establish a security interest on the assets of the preceding paragraph as collateral for the Loan Obligation without delay, and shall cooperate with the Company in the necessary procedures to meet the requirements against third parties.

3.    If the asset provided or translated as collateral for the Loan Obligation is reduced in value due to loss, damage, price fluctuation, or other circumstances, resulting in or is likely to cause a shortage of collateral capacity, or if the Company deems it necessary for the preservation of the creditor’s rights, the User shall follow the instructions of the Company. We will cooperate with us in the procedures necessary to take the procedures for providing additional collateral and to meet the requirements to counter third parties.

4.    If the User deems it necessary to acquire new land, buildings, machinery and equipment by the Funds or other means of repayment of all debts under this Agreement, the User shall add to the collateral for the debts under this Agreement in accordance with the instructions. (Disposal of Collateral Assets)

Article 7 If B fails to perform the Loan obligations, the Company shall transfer all collateral assets to the method and time generally recognized as appropriate, not necessarily in accordance with statutory procedures.It can be freely disposed of according to the price, etc. In this case, the Company may appropriate the disposal proceeds to repay all or part of the debt and all debts incidental thereto by any means, and the Party and the Collateral Provider shall not object to such appropriation.

(Non-life insurance)

Article 8 After borrowing the Funds, the User or the Collateral Provider shall continue to continue the contract with an insurance company approved by the Company for the amount of the amount specified by the Company for the assets that the Company has provided or translated to provide as collateral for the Loan Obligation without delay after the Borrowing of the Funds, and has repaid all of the Loan Obligations and all debts incidental thereto. The same applies to the continuation of the non-life insurance contract that was actually concluded at the time of the loan.

2.    When the Company makes a claim, the Collateral Provider shall transfer to the Company without delay the right to claim insurance claims based on the insurance contract in the preceding paragraph as collateral for the Loan Obligations in accordance with the instructions of the Company, or establish a pledge on the right to claim, and shall cooperate with the Company in the necessary procedures to meet the requirements against third parties.

3.    If the Collateral Provider concludes a further non-life insurance contract for the same asset other than the insurance contract set forth in Paragraph 1 after the Borrowing of the Funds, the User shall report to the Company without delay, and the Collateral Provider shall comply with the instructions of the Company.

4.    In the event of a disaster in the event of a disaster on the subject matter of the insurance, the collateral provider shall obtain the approval of the Company in advance regarding the preparation of documents to be submitted to the insurance company and the agreement on the amount of compensation for damages. If an agreement cannot be reached between the collateral provider and the insurance company regarding the amount of damages, the collateral provider will not raise any objection even if it is concluded on behalf of the provider.

(Guarantor)

Article 9 The guarantor shall be jointly and severally liable with B for the loan obligation and all debts incidental thereto, and shall be responsible for the performance of the debt regardless of the validity of the guarantee contract between the user and the guarantor.

2. If the User receives instructions from the Company to add or replace the guarantor, the User shall take the necessary procedures without delay.

(Rules for Performance of Guaranteed Obligations)

Article 9-2 Regarding the arrangement of guarantee obligations based on this certificate, the Guarantor shall refer to the Guidelines for Management Guarantees (including revisions after publication) published by the Study Group on Guidelines for Management Guarantees (the Secretariat of the Japan Bankers Association and the Japan Chamber of Commerce and Industry) on December 5, 25. Hereinafter referred to as the “Guidelines”. In the event of a request for arrangement in accordance with the Guidelines, we shall endeavor to respond to the arrangement in good faith based on the guidelines.

(Subrogation, Exemption from Collateral Preservation Obligation)

Article 10 If the guarantor or collateral provider repays part of the debts under this Agreement and subrogates the Company for subrogation, the guarantor and the collateral provider shall not exercise any rights that should be acquired by subrogation unless approved by the Company, and shall transfer the rights or rankings to the Company free of charge at the request of the Company.

2. The Party, the Guarantor, and the Collateral Provider shall not object to the addition, change, or exemption of the Guarantor or the provision, replacement, increase, decrease, or redemption of the Collateral, nor shall Article 504 of the Civil Code be invoked in any way between the Party and the Party, the Guarantor, or the Collateral Provider.

(Appropriation of Reimbursement)

Article 11 In the event that several benefits should be made as repayment of the Loan and all debts incidental thereto, or if there are other debts from the User and the Company are insufficient to extinguish all of the debts, the Company may appropriate the loan at any time in the order in which the Company deems appropriate, and the Party, the Guarantor, and the Collateral Provider shall not object to such appropriation.

(Repayment by third parties, transfer of bonds)

Article 12 In the event of a change in the address, name, trade name or name, capital, representative, or business content of the User, guarantor, or collateral provider, or if there is a change in the death, dissolution, or other similar facts, the Party shall promptly notify the Company in writing each time.

2. If any of the following items apply, the User shall promptly report to the Party.

(i) When there is or is likely to be a significant change in the assets or business status of the User or the guarantor.

(ii) When there is a change in the asset provided or promised to be provided as collateral, or when the value of the asset is reduced or likely to decrease due to loss, damage, price fluctuation, or other circumstances;

(iii)    In addition to the cases listed in the preceding item, when the Company receives instructions from the Company.

3. The guarantor or the security provider shall not raise any objection if the notice or documents sent by the Party are delayed or not delivered due to the failure of the Party B to report in Paragraph 1, even if it is deemed to have arrived at the time when it should normally have arrived. (Submission of Documents, etc.)

Article 14 The Company shall submit a business report, balance sheet, and profit and loss statement to the Company for each fiscal year.

(Survey)

Article 15 When deemed necessary, the Company may enter the Company’s office, factory, workplace, or other necessary places to investigate the business situation, documents, books, and other necessary matters, and in this case, the User shall provide the Company with considerable benefits.

2. The Company may investigate the assets that it has provided or promised to provide as collateral for the Loan Obligation, and in this case, the Collateral Provider shall provide the Company with a substantial benefit.

(Cost Burden)

Article 16 The User shall bear all expenses related to the Loan.

2. If A registers on behalf of B or the collateral provider, pays non-life insurance premiums or entrusts the preparation of notarized deeds, and otherwise pays expenses for the preservation of receivables, B shall pay the amount equivalent to the amount paid by B and the number of days of repayment according to the number of days of repayment for the amount paid by the A, unless the Company agrees.The Company shall pay damages at the rate of 9%.

(Calculation method of interest, etc. if there is a fractional period)

Article 17 If the Party pays interest on the Loan to the Party and there is a rounded period of less than one year or more than one year, the interest for the fractional period shall be calculated by multiplying the principal amount by the annual interest rate and the number of days of the rounded period, and calculating it in 365 minutes, regardless of a common leap year. In addition, the calculation of the amount equivalent to interest in accordance with the provisions of Article 2-2 shall also apply to this.

2. If the User pays the Company damages in connection with the Loan to the Company, the principal amount shall be multiplied by the number of days of the period of arrears or replacement and the percentage per year, and shall be calculated in 365 minutes regardless of a normal leap year. In addition, the calculation of the prepayment fee shall be the same. (Preparation of notarized deeds)

Article 18 When the User and the guarantor receive instructions from the Company, the Party shall immediately appoint a notary public to approve the Loan Debt and all debts incidental thereto and take the necessary procedures to prepare a notarized deed with the approval of compulsory execution.

(Guidance or Advice)

Article 19 Regarding the new business development funds, if the Party deems it necessary for the smooth execution of the Company’s business, the Party shall receive guidance or advice from the Company.

2. If the User deems it necessary to provide guidance or advice as set forth in the preceding paragraph, the User shall promptly submit the necessary reports or materials.

(Violation of the terms of the stock acquisition rights underwriting agreement)

Article 20 In addition to Article 2, the Reiwa 1 dated December 12, 12, between A and B [DR. In the event of a violation of the clauses stated in the 6th Total Number of Reservation Rights

Underwriting Contract Certificate, the Company shall immediately repay all or part of the Loan obligation and all debts incidental thereto in accordance with the instructions of the Company, regardless of the repayment deadline for the Loan A.

End

Stamp 200yen	December 12, Reiwa 1 Japan Finance Corporation Shinjuku Branch Small and Medium-sized Business

Items to check when using public treasury funds

Reiwa 1/1/12 Money Consumption Loan Contract (hereinafter referred to as the “Original Contract Certificate”). Borrowing 100,000,000 yen

(hereinafter referred to as the “Loan”) based on the “Loan”. We will handle it as follows.

1 Handling of prepayment fees (Article 1-2 of the Special Contract)

(1)   The Loan shall be made in whole or in part by the Japan Finance Corporation (hereinafter referred to as the “Public Vehicle”). Handled by the Small and Medium Enterprise Business Division. If the repayment is made before the deadline with the consent of the original contract contract, the special clause stated on the back of the original contract (hereinafter referred to as the “Special Clause”) will be made. The interest rate specified in Paragraph 1 of Article 1-2, Paragraph 2 of the “Interest Rate for Confirmation of the Use of Public Treasury Funds” by the Company based on the interest rate of the Fiscal Loan Fund Loan as of the date of conclusion of this Agreement shall be the interest rate in the following table.

Of the loan 0.01% for 100,000 yen (within 6 years and 7 years) (Note)

Note: Announced by the Ministry of Finance as “Fiscal Loan Loan Interest Rate”

(http://www.mof.go.jp/filp/reference/flf_interest_rate/index.htm)Among the interest rates, the interest rate set by the public treasury based on the interest rate corresponding to the equal principal repayment method (semi-annual installment), 0 years of deferral, and the interest rate corresponding to the repayment period of the loan (if there is no setting of the interest rate for the loan of the loan, the interest rate judged to be reasonable compared to the interest rate for the loan of the loan corresponding to the repayment period before and after that).

(2)   The interest rate set forth in Article 1-2, Paragraph 2 of the Special Agreement shall also be determined by the same standard as (1) at the time of the relevant repayment date.

Loss of profit from the time limit in case of violation of the conditions (Article 2, Paragraph 2 of the Special Contract Clause)

(1) The Loan shall be used only for the purposes described in the original contract certificate and the list of use of funds, and shall not be diverted to any other purpose. In this case, if a request is received from the Public Treasury as falling under any of the following tables, the Company shall immediately repay all of the Loan obligations and all debts incidental thereto in part (hereinafter referred to as “early repayment”) in accordance with Article 2, Paragraph 2, Items 1 and 3 of the Special Contract Clause, regardless of the deadline for repayment of the Loan (hereinafter referred to as “early repayment”). I will do it.

(i)   When all or part of the Loan is used for purposes other than those described in the original contract certificate and the list of use of funds;

( )   When all or part of the Loan is not used for a long period of time. (Including cases where the use is not used due to planned discontinuation or change of plan.) )。

( )        When the person violates the provisions of the original contract certificate or the instructions of the public treasury.

(2) In the event that a request is received from the public treasury for any of the matters specified in Attachment 1, the reimbursement will be made in advance in accordance with Article 2, Paragraph 2, Item 3 of the Special Contract Clause.

3 Payment (Article 2-2 of the Special Contract)

If any of the following apply, and the applicable interest rate stated on the front of the original contract certificate (5) is lower than the conditional interest rate stated in (7), the public treasury shall apply to the place where the applicable interest rate stated in (7) is lower than the conditional interest rate stated in the same contract, in accordance with Article 2-2 of the special contract clause, You will be required to pay the difference between the amount equivalent to interest at the time of breach of conditions calculated retroactively from the date of conclusion of the original contract certificate and the amount equivalent to interest based on the applicable interest rate.

(1)   When 2(1) (Note) or 2(2) falls under (Article 2-2, Item 1 of the Special Contract Clause).

(0)    When any of the matters specified in Appendix 2 apply (Article 2-2, Item 2 of the Special Contract Clause).

In addition, if interest rate deductions are made for multiple items, each item will be determined individually.

Note: Except in cases where the collateral provider falls under Article 2, Paragraph 2, Item 3 of the Special Agreement.

4 Change in interest rate

If 3(2) applies, the Company agrees to change the general interest rate of the Loan until the redemption deadline to the interest rate in case of breach of conditions along with the payment of interest difference, and takes the necessary procedures.

In addition, if interest rates are deducted for multiple items, each item will be judged individually, and the applicable interest rate after the change shall refer to the “interest rate that was deducted (the amount taken for each item)” added to the applicable interest rate before the change.

Japan Finance Corporation

Shinjuku Branch Small and Medium-sized Business

I have agreed to this content.

December 12, Reiwa 1

Address:	6-5-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo 163-1302 Shinjuku i-land Tower 2F Trade name: DR.C Medical Medicine Co., Ltd. Representative Director Narumi Okazaki

Attachment 1 Matters concerning loss of profit from the deadline in the event of violation of the conditions pertaining to each applicable fund

Attachment 2 Matters concerning the payment of differential interest in the event of violation of the conditions pertaining to each applicable fund

(This column is blank)

(This column is blank)

Money loan contract certificate

(1) Borrowing amount	100,000,000 yen
(2) Purpose	Long-term working capital
(3) redemption period	February 28, 2021
(4) Redemption method	The bonds will be redeemed in full on February 28, 2019.
(5) Applicable interest rate	年 1.06%
(6) Interest payment method and timing	The first payment will be on March 31, 2022, and thereafter the previous month’s payment will be made in arrears on the last day of each month.
(7) Interest rate in case of violation of conditions	1.06% per year
(8) Other contractual matters

DR. C Pharmaceutical Co., Ltd. (hereinafter referred to as “B”). The Japan Finance Corporation (hereinafter referred to as “A”). Handled by the Small and Medium Enterprise Business Division. I borrowed money from the method of deed loan according to the conditions on the left and the special clause listed on the back, and received it. v To prove this contract, an original deed is prepared, and A and B each retains the original and B keeps a copy of it.

February 22, 2020

Address: 1-9-4 Otemachi, Chiyoda-ku, Tokyo

A	Japan Finance Corporation
1-14-9 Nishi-Shinjuku, Shinjuku-ku, Tokyo Japan Finance Corporation Shinjuku Branch manager Masakazu Nagase, Director of Small and Medium Enterprise Business

Address: 〒163-1302 Shinjuku Island Tower 2F, 6-5-1

Nishi-Shinjuku, Shinjuku-ku, Tokyo

B.	DR.C Medical Medicine Co., Ltd. Representative Director Narumi Okazaki

(Loan Receipt)

Article 1: Party B has deposited the Loan with Party A free of charge, and Party A has accepted it.

2.  Party A will pay out the Loan deposited pursuant to the preceding paragraph (hereinafter referred to as the “Loan Receipt”) in accordance with the Loan Receipt Payment Method proposed by Party B in the List of Uses of Funds, etc., after the completion of the prescribed procedures, such as the mortgage registration pursuant to this Deed. However, Party A may change the payment amount and timing, and Party B will not object.

3.  If Party A pays Party B the Loan Receipt by check, and Party A determines that the seal impression affixed to the prescribed documents submitted by Party B matches the seal previously registered, Party A shall not be liable for any damages incurred with respect to the payment.

4.  Party B may not assign or pawn this Loan Receipt Claim to any person.

5.  Party A shall not accrue interest on a loan equivalent to the amount of this Loan Receipt during the period of receipt of this Loan Receipt.

6.  If Party B assigns or pawns this Loan Receipt Claim to a third party in violation of the provisions of Paragraph 4, or if an order or notice of provisional attachment, preservative attachment or seizure is issued with respect to this Loan Receipt Claim, Party B will automatically lose the benefit of time with respect to this Loan Obligation, even without notice or demand from Party A, and notwithstanding the term stipulated in this Certificate, and will not object to the offsetting at any time of the equivalent amounts of this Loan Receipt Claim and Party A’s loan claim to Party B.

(Prepayment)

Article 1-2: Party B shall not repay all or part of the Loan Obligation early without Party A’s consent.

2.  If Party B makes an early repayment with Party A’s consent, and the amount calculated by Party A for the period from the day after the repayment date to the original due date of the Loan based on the interest rate set forth in Paragraph 1 of the “Confirmation Items for Use of JFC Funds” and based on the Fiscal Loan Fund lending interest rate on the execution date of this Agreement exceeds the amount calculated for the same period based on the interest rate set by Party A and based on the Fiscal Loan Fund lending interest rate on the repayment date, Party B shall immediately pay to Party A the excess amount as an early repayment fee.

3.  The preceding two paragraphs shall also apply when a person other than a guarantor, etc. makes an early repayment. (Exclusion of Anti-Social Forces)

Article 1-3: Party B, the guarantor, and the collateral provider represent and warrant that they are not currently a gang member, a gang member, a person who has been a gang member for less than five years, a quasi-member of a gang, a company affiliated with a gang, a corporate racketeer, a social activist, a special intelligence violent group, or any other person equivalent to any of the above (hereinafter collectively referred to as “Gang Member, etc.”), and that they do not fall under any of the following items and will not fall under any of the following items in the future:

1.  Having a relationship in which a gang member, etc. is deemed to control the management.

2.  Having a relationship in which a gang member, etc. is deemed to be substantially involved in the management.

3.  Having a relationship in which a gang member, etc. is deemed to be an unfair use of a gang member, etc., for the purpose of obtaining illicit profits for themselves, their company, or a third party, or for the purpose of causing harm to a third party.

4.  Having a relationship in which a gang member, etc. is deemed to be involved, such as providing funds, etc., or convenience to a gang member, etc.

0.  An officer or person substantially involved in management has a socially reprehensible relationship with a member of an organized crime group, etc.

2. Party B, the guarantor, and the security provider hereby undertake not to engage in any of the following acts, either directly or through a third party:

1.  Violent demands

2.  Unreasonable demands that exceed legal responsibility

3.  Threatening words or actions or the use of violence in connection with transactions

4.  Spreading rumors, using fraudulent means, or using force to damage Party A’s reputation or interfere with Party A’s business

5.  Other acts equivalent to those listed above

3. In the event that Party B, the guarantor, or the security provider incurs damage as a result of application of the provisions of Article 2, Paragraph 2, Item 5, they will not make any claim against Party A. Furthermore, in the event that Party A incurs damage, Party B, the guarantor, or the security provider shall be responsible for such damage. (Loss of Term)

Article 2: If any of the following events occurs, Party B will automatically lose the benefit of term with respect to the Loan Obligation even without notice or demand from Party A, and will immediately repay the Loan Obligation and all incidental obligations.

1.  Party B suspends payments, or a petition for bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or special liquidation is filed against Party B.

2.  Party B is subject to a suspension of transactions by a bill clearing house, a suspension of transactions by Zengin Electronic Monetary Claim Network Co., Ltd., or equivalent measures by another electronic monetary claim recording institution.

3.  Party A learns that Party B’s whereabouts are unknown due to reasons attributable to Party B, such as failure to notify Party A of a change of address.

2. If Party B receives a request from Party A in the event that Party A deems to fall under any of the following items, Party B shall immediately repay all or part of the Loan Obligations and all incidental obligations in accordance with Party A’s instructions, regardless of the repayment deadline for the Loan.

1. When Party B uses the Loan funds in violation of Article 3 or fails to use them for an extended period of time after borrowing, or when Party A requests Party B to submit copies of evidence of payment pursuant to the provisions of the List of Uses of Funds within a reasonable period of time specified by Party A.

1-2. When Party B sells assets acquired with the Loan funds without Party A’s approval, or uses the acquired assets for a purpose other than their original purpose.

2.  When Party B fails to repay, by the due date, even part of the Loan Obligations and all incidental obligations, or other obligations to Party A.

3.  When Party B or the guarantor fails to comply with the provisions of this Deed or Party A’s instructions based on those provisions.

3-2. When Party B falls under any of the items specified in the appendix “Items to be Confirmed When Using JFC Funds.”

4.  When Party B or the guarantor makes a false statement or report to Party A in connection with the borrowing of funds, or during the period from the borrowing until the full repayment of the loan debt, or fails to make or report the necessary facts.

5.  When it is discovered that the guarantor or guarantor is a member of an organized crime group, etc., or falls under any of the items in Paragraph 1 of the preceding Article, or has engaged in any of the acts listed in Paragraph 2 of the same Article, or has made a false statement with respect to the representations and commitments pursuant to the provisions of Paragraph 1 of the same Article.

6.  When Party B receives an order or notice of provisional attachment, preservative attachment, or seizure (excluding those related to the loan receivables under Article 1, Paragraph 6) for other debts, or receives an application for auction, or dies or dissolves.

7.  When the guarantor fails to take the action necessary to preserve the collateral.

(viii) When the guarantor falls under any of the circumstances specified in the items of the preceding paragraph or in item (iv) or (vi) of this paragraph.

( ) When a reasonable reason arises that requires the preservation of the claim in addition to the circumstances specified in the preceding paragraph.

(Use of Funds)

Article 3: Unless approved by Party A, Party B shall use the Borrowed Funds only for the purposes set forth in this Certificate and the List of Fund Uses, and shall not divert them for any other purposes.

2. If all or part of the Borrowed Funds are long-term working capital, Party B shall not use such long-term working capital for any of the following purposes:

1.  Use for purposes not directly related to the business, or for businesses not eligible for loans from Party A.

1.  Use as a mere substitute for borrowings from financial institutions.

2.  Lending the funds to third parties, or using them for speculation or other purposes significantly deviating from the purpose of the borrowing.

3. If Party B uses the Borrowed Funds, Party B shall clearly state the purpose in its accounting.

(Changes in interest rates due to changes in financial conditions)

Article 4: Party B, the guarantor, and the collateral provider agree that Party A may change the interest rate on the loan (including both the applicable interest rate and the interest rate in the event of a breach of conditions; the same applies in these Special Terms and Conditions) to a generally applicable rate in the event of changes in financial conditions or other reasonable causes.

(Delayed Interest)

Article 5: Unless approved by Party A, if Party B delays payment of the principal and interest on the Loan Obligation, Party B shall pay Party A damages at the rate of 8.8% per annum on the amount of the delayed payment in proportion to the number of days of the delay.

(Collateral)

Article 6: Except as approved by Party A, the guarantor shall not transfer, lease, provide, or reserve to provide, to a third party, any assets provided or promised to be provided as collateral for the Loan Obligation, or establish a superficies right on such assets for a third party, or change the current state of such assets, or move such assets, or take any other action that may cause or threaten to cause damage to Party A.

2.  The guarantor shall promptly establish a security interest on the assets set forth in the preceding paragraph as collateral for the Loan Obligation and shall cooperate with Party A in taking the necessary steps to establish the security against third parties.

3.  If the value of the assets provided or promised to be provided as collateral for the Loan Obligation decreases due to loss, damage, price fluctuations, or other circumstances, resulting in or threatening to result in a lack of collateral value, or if Party A otherwise deems it necessary to protect the claim, Party B shall, in accordance with Party A’s instructions, take the steps to provide additional collateral and cooperate with Party A in taking the necessary steps to establish the security against third parties.

4.  If Party B acquires new land, buildings, machinery, equipment, or other property for business use using the Funds or otherwise before fully repaying all obligations under this Agreement, and Party A deems it necessary, it shall add such property to the collateral for the obligations under this Agreement in accordance with Party A’s instructions. (Disposal of Collateral)

Article 7: In the event that Party B defaults on the Loan Obligations, Party A may freely dispose of all Collateral Assets in any manner, at any time, and at any price generally deemed appropriate, without necessarily following statutory procedures. In such event, Party A may apply the disposal proceeds to the repayment of all or part of the Loan Obligations and all incidental obligations thereto by any method of its choice. Party B and the guarantor shall not object to such application.

(Property Insurance)

Article 8: After the Borrowing of Funds, Party B or the Collateral Provider shall promptly enter into property insurance policies with an insurance company approved by Party A for the assets provided or promised to be provided as collateral for the Loan Obligation, in an amount not less than that specified by Party A, and shall continue such policies until the Loan Obligation and all incidental liabilities are fully repaid.

The same shall apply to the continuation of property insurance policies already in place at the time of the Borrowing of Funds.

2.  Upon Party A’s request, the Collateral Provider shall promptly assign to Party A any insurance claims under such previous insurance policies as collateral for the Loan Obligation, or establish a pledge on such claims, in accordance with Party A’s instructions, and shall cooperate with Party A in taking the necessary steps to prepare claims against third parties.

3.  If, after the Borrowing of Funds, Party B enters into any additional property insurance policies for the same assets other than the insurance policies referred to in Paragraph 1, Party B shall promptly report such to Party A, and the Collateral Provider shall follow Party A’s instructions.

4.  In the event that the insured property is damaged, the guarantor shall obtain Party A’s prior approval for the preparation of documents to be submitted to the insurance company and the agreement on the amount of compensation for damages, etc. If no agreement is reached between the guarantor and the insurance company regarding the amount of compensation for damages, the guarantor will not object if Party A concludes an agreement on the guarantor’s behalf.

5.  In the event that the insured property is damaged, Party A and the guarantor will not object if Party A uses the insurance proceeds it receives to repay all or part of the loan debt and all incidental debts in a manner of Party A’s choice, regardless of the repayment deadline for the loan.

(Guarantor)

Article 9: The guarantors shall be jointly and severally liable for the performance of this loan obligation and all incidental obligations, regardless of the validity of any guarantee agreements between the guarantors.

2. Party B and the guarantor (excluding corporations; the same applies hereinafter in this paragraph) promise that Party B will provide the guarantor with an appropriate explanation of the following matters, and that the guarantor will enter into this Agreement with their understanding.

1.  Party B’s assets and income and expenditure status.

2.  The existence, amount, and status of performance of any other obligations owed by Party B other than this loan.

3.  If Party B has provided or intends to provide any other security for this loan, that fact and the details thereof.

3. Any demand for performance of obligations made by Party A against Party B or one of the guarantors (including any person who becomes a guarantor after the execution of this Agreement) shall be effective against Party B and all guarantors.

4. Party B agrees in advance that, upon request from the guarantor, Party A will provide the guarantor with information regarding whether there is any default with respect to the Loan Obligation and all incidental obligations, as well as the remaining amount and the amount of any amount that is due for repayment.

5. If Party B receives instructions from Party A to add or replace a guarantor, Party B will take the necessary procedures without delay.

(Rules for Performance of Guaranteed Obligations)

Article 9-2: If the Guarantor requests that the guaranteed obligations under this Certificate be restructured in accordance with the Guidelines on Personal Guarantees (including any subsequent revisions thereto; hereinafter referred to as the “Guidelines”) published by the Personal Guarantees Guidelines Study Group (with the Japanese Bankers Association and the Japan Chamber of Commerce and Industry as secretariat) on December 5, 2013, Party A shall endeavor to respond in good faith to such restructuring in accordance with the Guidelines.

(Exemption from Subrogation and Obligation to Preserve Collateral)

Article 10: In the event that the guarantor or guarantor is subrogated to Party A by paying part of the obligations under this Agreement, the guarantor or guarantor shall not exercise any rights acquired through such subrogation unless approved by Party A, and shall, at Party A’s request, assign such rights or priority to Party A free of charge. 2. Party B, the guarantor, and guarantor shall not object to, and shall not invoke Article 504, Paragraph 1 of the Civil Code, regarding any arrangements made between Party A and Party B, or between Party A and Party B, the guarantor, or guarantor regarding the addition, change, or exemption of guarantors, the provision, replacement, increase or decrease of collateral, or the redemption deadline.

(Appropriation of Repayments)

Article 11: If multiple payments are required to be made in repayment of the Loan Obligation and all incidental obligations, or if Party B has other obligations from Party A, and payments are made insufficient to extinguish all of the obligations, Party A may allocate such payments at any time in a manner deemed appropriate, and Party B, the guarantor, and the collateral provider shall not object to such allocation.

(Payment by Third Parties, Assignment of Claims)

Article 12: Party B shall not object to Party A receiving payment from or assigning the Loan Obligation and all incidental obligations to Party A.

(Assumption of Risk, etc.)

Article 12-2: If the documents submitted by Party B to Party A are lost, destroyed, damaged, or delayed due to unavoidable circumstances such as an incident, disaster, or accident during transportation, Party B and the guarantor shall repay the obligation based on Party A’s books, slips, electronic records, and other records.

2. In the case of the preceding paragraph, Party B shall immediately submit a new certificate upon request from Party A, and Party B and the guarantor shall bear any damages incurred at this time, unless the damages are due to reasons attributable to Party A.

(Notifications and Reports)

Article 13: Party B shall promptly notify Party A in writing of any change in Party B, the guarantor, or the collateral provider’s address, name, trade name or title, capital, representative, or business content, or the death, dissolution, or other similar event that occurs.

2. Party B shall promptly report to Party A in any of the following cases:

1.  When there is a significant change or threat of a significant change in Party B’s or the guarantor’s assets or business status.

4.  When there is a change in the assets provided or promised to be provided as collateral, or when the value of such assets has decreased or is likely to decrease due to loss, damage, price fluctuations, or other circumstances.

5.  When Party B receives instructions from Party A in addition to the cases listed above.

3. If a notice or document sent by Party A is delayed or does not arrive due to Party B’s failure to make the notification under Paragraph 1, Party B, the guarantor or the security provider will not object if it is deemed to have arrived at the time it would normally have arrived.

(Notification of Adult Guardian, etc.)

Article 13-2: If assistance, curatorship, or guardianship is commenced or a voluntary guardianship supervisor is appointed by a family court ruling, Party B and the guarantor shall immediately notify Party A of the name of the adult guardian, etc. and other necessary information.

2.  Party B and the guarantor shall similarly notify Party A of any cancellation or change to the information notified in the preceding paragraph.

3.  Party B and the guarantor shall not exercise their right of cancellation with respect to debts to Party A that arose before the notification in the preceding two paragraphs.

(Submission of Financial Statements, etc.)

Article 14: Party B shall submit to Party A a balance sheet, income statement, business report, and their accompanying detailed statements, as well as any other materials instructed by Party A (hereinafter referred to as “Financial Statements, etc.”) for each fiscal year.

2. Upon receiving instructions from Party A, Party B shall submit to Party A financial statements and other documents pertaining to Party B’s parent company, subsidiaries, and other parties that Party A deems to have close ties with Party B in terms of capital ties, business relationships, management, or other business practices.

(Investigations)

Article 15: Party A may, when it deems it necessary, enter Party B’s offices, factories, business premises, or other necessary locations to investigate the business status, documents, ledgers, and other necessary matters. In such cases, Party B shall provide

Party A with reasonable benefits.

2. Party A may investigate assets provided or promised to be provided as collateral for the Loan. In such cases, the guarantor shall provide Party A with reasonable benefits.

(Expenses)

Article 16: Party B shall bear all expenses related to the Loan (including expenses related to the execution of a notarized declaration of intent to guarantee by the guarantor). 2. If Party A performs registration, pays non-life insurance premiums, commissions the preparation of a notarized deed, or otherwise pays expenses to secure claims on behalf of Party B or the guarantor, Party B shall pay Party A damages equivalent to the amount advanced by Party A, and, except in cases approved by Party A, shall pay Party A damages at the rate of 8.8% per annum on that amount based on the number of days advanced. (Calculation of Interest, etc. in the Event of Fractional Periods)

Article 17: If Party B pays interest on the Loan to Party A and there is a fractional period of less than one year or more than one year, interest for that fractional period shall be calculated by multiplying the principal amount by the annual interest rate and the number of days in the fractional period, and dividing that amount by 365, regardless of whether it is a common year or a leap year. This rule shall also apply when calculating the amount equivalent to interest pursuant to Article 2-2.

2. If Party B pays damages related to the Loan to Party A, the principal amount shall be multiplied by the number of days in arrears or advance payments and the annual percentage rate, divided by 365, regardless of whether it is a leap year or a normal year. Early repayment fees shall also be calculated in the same manner.

(Preparation of a Notarized Deed)

Article 18: Upon receiving instructions from Party A, Party B and the guarantor shall immediately commission a notary public to take the necessary steps to prepare a notarized deed acknowledging the Loan obligation and all incidental obligations and acknowledging the right of compulsory execution.

(Governing Law, Jurisdiction)

Article 19: The governing law of this Agreement shall be the laws of Japan.

2. If litigation becomes necessary regarding the transactions under this Agreement, the court of first instance shall be the district court or summary court with jurisdiction over Party A’s head office or branch office (or, if the branch office is changed, the new branch office).

(Guidance or Advice)

Article 20: With regard to new business development funds, if Party A deems it necessary for the smooth execution of Party B’s business, Party B shall receive guidance or advice from Party A.

2. If Party A deems the guidance or advice set forth in the preceding paragraph necessary, Party B shall promptly submit the necessary reports or materials.

(Violation of the Terms of the Stock Acquisition Rights Subscription Agreement) Article 21: In addition to Article 2, if Party B violates any of the terms set forth in the [DR. C Pharmaceutical Co., Ltd.] 11th Stock Acquisition Rights Subscription Agreement dated February 22, 2022, between Party A and Party B, Party B shall, in accordance with Party A’s instructions, immediately repay all or part of the Loan Obligation and all incidental obligations, regardless of the repayment deadline of the Loan. End